COMMON STOCK PURCHASE AGREEMENT


     This Common Stock Purchase Agreement (this "Agreement") is made as of March 8, 2005 between Callisto Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the investors listed on EXHIBIT A hereto, each of which is herein referred to as an "Investor" and collectively, the "Investors".

                                    RECITALS:

     WHEREAS, the Investors desire to purchase from the Company, and the Company desires to sell to the Investors, 1,985,791 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF SHARES.

          1.1 PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Company agrees to sell to the Investors, and each Investor agrees to purchase from the Company the number of shares of the Company's Common Stock set forth opposite such Investor's name on EXHIBIT A hereto (the "Shares") at the per share purchase price of $1.52 ("Purchase Price").

          1.2 CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of the Company at 12:00 noon, Eastern time on March 9, 2005, or such other location, time or date as the parties shall mutually agree, but only after the satisfaction or waiver of each of the conditions set forth in Sections 6 and 7 (the "Closing Date").

          1.3 DELIVERIES. At the Closing, the Company shall deliver to each Investor at the address set forth on such Investor's signature page hereto, a certificate or certificates, registered in the name of the applicable Investor, representing the Shares purchased by such Investor, and each Investor shall deliver to the Company the aggregate Purchase Price, by wire transfer of immediately available funds to the following account:


     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     For purposes of this Section,  all references to "Company" in Sections 2.1,
2.4 (with the exception of subsection  (a) thereof),  2.7, 2.9 through 2.12, and
2.14 through 2.20 shall be deemed to be a reference to the Company and all of its direct and indirect subsidiaries. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Company Schedule of Exceptions") attached hereto as SCHEDULE A, which exceptions shall be deemed to be representations and warranties as if made hereunder:

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          2.1  CORPORATE  ORGANIZATION.   The  Company  is  a  corporation  duly
organized, validly existing and in good standing under the laws of its state of incorporation, and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean, as to any entity, any material adverse effect on the business, operations, conditions (financial or otherwise), assets, results of operations or prospects of that entity individually or of the Company and its subsidiaries as a whole.

          2.2 CAPITALIZATION; ORGANIZATIONAL DOCUMENTS.

               (a) The authorized capital stock of the Company will consist immediately prior to the Closing of 75,000,000 shares of Common Stock, of which as of the date hereof, 29,243,102 shares are issued and outstanding, and 20,000,000 shares of preferred stock of the Company, of which, as of the date hereof, no shares are issued or outstanding. All of the issued and outstanding shares have been duly and validly issued and are fully paid and nonassessable and have been issued in accordance with all applicable federal and state securities laws. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens suffered or permitted by the Company. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of applicable law, the Certificate of Incorporation (as defined below) or the Company's By-laws. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares. The Company has made available to each Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws").

               (b) Upon issuance of the Shares and payment of the Purchase Price therefor in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act").

          2.3 AUTHORIZATION; ENFORCEMENT. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and perform its obligations with respect to the Shares in accordance with the terms hereof, (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and its stockholders and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, except as disclosed on the Company Schedule of Exceptions and (c) this Agreement has been duly executed and delivered by the


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Company. This Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by
general   principles   of   equity   or   applicable   bankruptcy,   insolvency,
reorganization,   moratorium,  liquidation  or  similar  laws  relating  to,  or affecting generally, the enforcement of creditors' rights and remedies.

          2.4 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, will not (a) result in a violation of the Certificate of Incorporation or By-laws of the Company, or (b) violate or conflict with, or result in a breach of, any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on or against any of the properties of the Company, any note, bond, mortgage, agreement, license, indenture or instrument to which the Company is a party, or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except where such violation, conflict, breach or other consequence would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

          2.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing, and all other documents and registration statements heretofore filed by the Company with the SEC being hereinafter referred to as the "SEC Documents"). The Common Stock is currently listed on the American Stock Exchange. The Company has delivered or made available to each Investor true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except those SEC Documents that were subsequently amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Company Schedule of Exceptions, as of their respective dates, the financial statements of the Company and its subsidiaries included (or incorporated by reference) in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the


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notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, the Company has, on a timely basis, made all filings required to be made by the Company with the SEC and the Company is eligible to file a registration statement on Form S-3 with respect to outstanding shares of its Common Stock to be offered for sale for the account of any person other than the Company.

          2.6 SECURITIES LAW EXEMPTION. Assuming the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

          2.7 LITIGATION. All actions, suits, arbitrations or other proceedings or, to the Company's knowledge, investigations pending or threatened against the Company that would have a Material Adverse Effect on the Company, are disclosed in the SEC Documents. There is no action, suit, proceeding or, to the Company's knowledge, investigation that questions this Agreement or the right of the Company to execute, deliver and perform under same.

          2.8 USE OF PROCEEDS. The net proceeds from the sale of the Shares shall be used solely for general corporate and working capital purposes.

          2.9 INTELLECTUAL PROPERTY. The Company owns, or has the contractual right to use, sell or license all intellectual property necessary or required for the conduct of its business as presently conducted and as proposed to be conducted, including, without limitation, all trade secrets, processes, source code, licenses, trademarks, service marks, trade names, logos, brands, copyrights, patents, franchises, domain names and permits. The Company has not received any communications alleging that the Company has violated or, by conducting its business presently conducted or as proposed to be conducted, violates or will violate any intellectual property rights of any other person or entity.

          2.10 TITLE TO PROPERTY AND ASSETS. The Company has good and marketable title to or, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, all of its properties and assets (whether real or personal, tangible or intangible) free and clear of any liens or other encumbrances, except for liens or other encumbrances that do not, individually or in the aggregate, have a Material Adverse Effect. With respect to property leased by the Company, the Company has a valid leasehold interest in such property pursuant to leases which are in full force and effect, and the Company is in compliance in all material respects with the provisions of such leases.

          2.11 COMPLIANCE WITH LAWS. The Company is and has been in compliance with all laws, rules, regulations, orders, judgments or decrees that are applicable to the Company, the conduct of its business as presently conducted and as proposed to be conducted, and the


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ownership  of its  property  and  assets  (including,  without  limitation,  all
Environmental Laws (as defined below) and laws related to occupational safety, health, wage and hour, and employment discrimination). All required reports and filings with governmental authorities have been properly made as and when required, except where the failure to report or file would not, individually or in the aggregate, have a Material Adverse Effect. "Environmental Laws" means all
federal,   state,  local  and  foreign  laws,   ordinances,   treaties,   rules,
regulations, guidelines and permit conditions relating to contamination or pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to transportation, storage, use, manufacture, disposal or release of, or exposure of employees or others to, Hazardous Materials (as defined below) or emissions, discharges, releases or threatened releases of Hazardous Materials. "Hazardous Materials" means any substance that has been designated by any governmental entity or by applicable Environmental Laws to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to Environmental Laws, but
excluding  office  and  janitorial   supplies   maintained  in  accordance  with
Environmental Laws.

          2.12 LICENSES AND PERMITS. The Company has obtained and maintains all material federal, state, local and foreign licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications required to be maintained in connection with the operations of the Company as presently conducted and as proposed to be conducted, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications.

          2.13 RELATED ENTITIES. Except for the Subsidiaries set forth on the Company Schedule of Exceptions, the Company does not presently own or control, directly or indirectly, any interest in any other subsidiary, corporation, association or other business entity. The Company is not a party to any joint venture, partnership or similar arrangement.

          2.14  CHANGES.   Except  as  disclosed  on  the  Company  Schedule  of
Exceptions, since December 31, 2004, the Company has operated its business diligently and in the ordinary course of business and, to the knowledge of the Company, there has not been, or the Company has not (as the case may be):

               (a) any Material Adverse Effect;

               (b) any damage, destruction or loss, whether or not covered by insurance, which would have a Material Adverse Effect;

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed it;


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               (d) sold, encumbered, assigned or transferred any material assets or properties of the Company, other than in the ordinary course of business;

               (e) incurred any liability, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) in the ordinary course of business or (ii) liabilities that are not, individually or in the aggregate, material to the business, operations, condition (financial or otherwise), assets or results of operations of the Company;

               (f) created, incurred, assumed or guaranteed any indebtedness or subjected any of its assets to any lien or encumbrance, except for indebtedness, liens or encumbrances that are not, individually or in the aggregate, material to the business, operations, condition (financial or otherwise), assets or results of operations of the Company;

               (g) directly or indirectly redeemed, purchased or otherwise acquired any shares of capital stock of the Company;

               (h) declared, set aside or paid any dividends or made any other distributions in cash or property on the Company's capital stock;

               (i) except in the ordinary course of business of the Company, materially increased the compensation payable or to become payable by the Company to any of its officers, employees or directors or materially increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by the Company for or with any such officers, employees or directors;

               (j) made any direct or indirect loan to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

               (k) changed any agreement to which the Company is a party which would have a Material Adverse Effect; or

               (l) entered into any agreement or commitment to do any of the things described in this Section 2.14.

          2.15 EMPLOYEE BENEFIT PLANS. All "employee benefit plans," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company has any liability or obligation, contingent or otherwise, comply in all material respects and have been maintained and administered in material compliance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other statutes, orders and governmental rules and regulations applicable to such employee benefit plans. To the Company's knowledge, the Company has not incurred any liability pursuant to ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in ERISA), and no event, transaction or condition has occurred or exists that could reasonably be

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expected to result in the incurrence of any such liability by the Company, or in the imposition of any lien on any of the rights, properties or assets of the Company pursuant to ERISA or to such penalty or excise tax provisions of the Code. The Company does not maintain or contribute to, and has not maintained or contributed to, any "multiemployer plan," as such term is defined in ERISA.

          2.16 TAXES. The Company has timely filed all tax returns and reports (federal, state and local) required to be filed and these returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments shown to be due on such returns or reports. Neither the Internal Revenue Service nor any state or local taxing authority has, during the past three (3) years, examined or informed the Company it is in the process of examining any such tax returns and reports. The provision for taxes of the Company as shown on the financial statements included in the most recent SEC Filing, is adequate for taxes due or accrued as of the date thereof and since that date the Company has provided adequate accruals in accordance with generally accepted accounting principals in its financial statements for any taxes incurred that have not been paid, whether or not shown as being due on any tax returns. The Company has not elected, pursuant to the Code, to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect.

          2.17 INSURANCE. The Company has in full force and effect fire, casualty and liability insurance policies sufficient in amount (subject to reasonable deductibles) to allow the Company to replace any of its properties that might be damaged or destroyed to the extent and in the manner customary for companies in similar business similarly situated.

          2.18 EMPLOYEES. The Company does not have any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company.

          2.19 MATERIAL CONTRACTS. All contracts, agreements, instruments, leases, licenses, arrangements, understandings or other documents filed with or required to be filed as exhibits to the SEC Documents to which the Company therein is a party or by which it may be bound have been so filed (the "Material Contracts"). The Material Contracts that have been filed as exhibits are complete and correct copies of the contracts, agreements, instruments, leases, licenses, arrangement, understanding or other documents of which they purport to be copies. The Material Contracts are valid and in full force and effect as to the Company, and, to the Company's knowledge, to the other parties thereto. Except as otherwise disclosed herein, the Company is not in violation of, or default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), the Material Contracts, except to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of cancellation or any written communication threatening cancellation of any Material Contract by any other party thereto. The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under the Certificate of


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Incorporation,  its  bylaws  or other  governing  documents  that  would  have a
Material Adverse Effect.

          2.20 SUPPLIERS. No supplier that was material to the Company during the previous twenty-four (24) months, has terminated, materially reduced or threatened to terminate or material reduce its provision of products or services to the Company.

          2.21 BROKERS AND FINDERS. The Company has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection herewith and therewith.

          2.22 DISCLOSURE. This Agreement, Schedules and Exhibits hereto and all other documents delivered to the Investors in connection herewith or therewith at the Closing, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no facts that, individually or in the aggregate, would have a Material Adverse Effect that have not been disclosed to each Investor in this Agreement (including the Schedules and Exhibits hereto), the SEC Documents or any other documents delivered to each Investor in connection herewith or therewith at the Closing.

     3. REPRESENTATIONS AND WARRANTIES OF INVESTOR.

     Each of the Investors, severally and not jointly, hereby represents and warrants to the Company as to itself and not as to any other Investor, that:

          3.1 ORGANIZATION. The Investor is a corporation, limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good standing in the jurisdiction of its formation. The Investor has all requisite power and authority to execute, deliver and perform all of its obligations of this Agreement.

          3.2 AUTHORIZATION; ENFORCEMENT. (a) The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement, (b) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Investor, and
(c) this Agreement has been duly executed and delivered by the Investor. To the knowledge of the Investor, no other proceedings on the part of the Investor are necessary to approve and authorize the execution and delivery of this Agreement. This Agreement, when executed and delivered, constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

          3.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Investor, or (b) result in a

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violation  of any statute,  law,  rule,  regulation,  writ,  injunction,  order, judgment or decree applicable to the Investor, except where such violation, conflict, breach or other consequence would not have a Material Adverse Effect. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.

          3.4 INVESTMENT REPRESENTATIONS.

               (a) The Investor is an "accredited investor", as defined in Regulation D promulgated under the Securities Act, and has such knowledge, sophistication and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Shares.

               (b) The Investor (i) has adequate means of providing for its current financial needs and possible contingencies, and has no need for liquidity of investment in the Company, (ii) can afford to hold unregistered Shares for an indefinite period of time and sustain a complete loss of the entire amount of the subscription, and (iii) has not made an overall commitment to investments which are not readily marketable that is so disproportionate as to cause such overall commitment to become excessive.

               (c) The Investor agrees and understands that the Shares are being offered and sold to the Investor in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder and that, in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares, the Company is relying upon the truth and accuracy of the Investor's representations and warranties, and compliance with the Investor's covenants and agreements, set forth in this Agreement. The Investor further agrees with the Company that (i) no Shares were offered or sold to the Investor by means of any form of general solicitation or general advertising, and in connection therewith, the Investor did not (1) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available; or (2) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising. The Investor hereby acknowledges that the offering of the Shares has not been reviewed by the SEC or any state regulatory authority since the offering of the Shares is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder. The Investor understands that the Shares have not been registered under the Securities Act and agrees not to sell or otherwise transfer the Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

               (d) The Shares are being purchased by the Investor for its own account, for investment purposes only, not for the account of any other person, or corporation and not with a view to distribution, assignment or resale to others in whole or in part. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Shares. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, pledge, hypothecate, grant any option to purchase or otherwise dispose of any of the Shares. Nothing herein shall prevent the distribution of any Shares to any subsidiary, member, partner, stockholder, affiliate or former member, partner, stockholder or affiliate of the Investor in compliance with the Securities Act and applicable state "blue sky" laws.

               (e) The Investor has had access to the Company's SEC Documents and other public filings.

               (f) With respect to corporate tax and other economic considerations involved in an investment in the Shares, the Investor is not relying on the Company. The Investor has carefully considered and has, to the extent the Investor believes such discussion necessary, discussed with its professional legal, tax, accounting and financial advisors the suitability of an investment in the Shares for its particular tax and financial situation and has determined that the Shares are a suitable investment for the Investor.

               (g) The Company has made available to the Investor all documents and information that the Investor has requested relating to an investment in the Shares.

               (h) Subject to the Company's disclosures in this Agreement and the SEC Documents, the Investor recognizes that the Company has generated no revenues to date, is not expected to have any products commercially available for a number of years, if at all, and that investment in the Company involves substantial risks, including loss of the entire amount of such investment and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Shares.

               (i) The Investor has not been formed for the specific purpose of acquiring the Shares.

     4. COVENANTS.

          4.1 CONFIDENTIALITY. Each Investor hereby acknowledges that unauthorized disclosure of information regarding the offering of the Shares pursuant to this Agreement may cause the Company to violate Regulation FD and each Investor agrees to keep such information confidential. The Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of such Investor, except (i) as required by the federal securities laws and in connection with the registration statement contemplated by this Agreement and (ii) to the extent such disclosure is required by law or trading market regulations.

          4.2 RESTRICTIONS ON TRANSFER.

               (a) Each Investor hereby agrees, severally and not jointly, that, except in accordance with a registration statement filed pursuant to Section 5.2 of this Agreement, it will not dispose of any of such Investor's Shares (other than pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") or pursuant to a registration statement filed with the SEC pursuant to the Securities Act) unless and until such Investor shall have (A) notified the

Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (B) if requested by the Company, furnished the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company and the Company's counsel, to the effect that such disposition will not require registration under the Securities Act. The restrictions on transfer imposed by this Section 4.2 shall cease and terminate as to the Shares held by an Investor when: (x) such Shares shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (y) on delivery of an opinion of the kind described in the preceding sentence with respect to such Shares. Each certificate evidencing the Shares shall bear an appropriate restrictive legend as set forth in Section 4.2(b), except that such legend shall not be required after a transfer is made in compliance with Rule 144 or pursuant to a registration statement or if the opinion of counsel referred to above is issued and provides that such legend is not required in order to establish compliance with any provisions of the Securities Act. The Company agrees that pursuant to the prior sentence, it will, no later than five Business Days ("Business Day" shall mean any day banks are open for business in New York, New
York) following (a) receipt by the Company's transfer agent of a certificate representing Shares issued with a restrictive legend, accompanied by a certification of the Investor in form suitable for processing by the Company that a prospectus has been delivered (in the case of sale pursuant to prospectus, a "Prospectus Letter") or customary supporting documentation, including legal opinion if required pursuant to Clause (B) above, "Supporting Documentation") and (b) receipt by the Company of notice of such delivery to the transfer agent and Prospectus Letter or Supporting Documentation, as the case may be (such notice to be sent by facsimile to the attention of the Company's president and CEO at the fax number set forth in Section 8.6 hereof) deliver or cause to be delivered (evidence of deposit for next day delivery with a nationally recognized overnight delivery service shall be deemed delivery) to such Investor a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. In the event the Prospectus Letter or Supporting Documentation is not in form suitable for processing by to the Company, the five Business Days shall toll until the Company receives a Prospectus Letter or Supporting Documentation that is in form suitable for processing.

               (b) Notwithstanding the provisions of Section 4.2(a), no registration statement or opinion of counsel shall be necessary for a transfer by an Investor of the Securities to a subsidiary, member, partner, stockholder or affiliate of that Investor, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an Investor hereunder.

               (c) It is understood that, subject to Sections 4.2(a) and 4.2(b), the certificates evidencing the Shares will bear the following legends:

               (i) THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE

EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

                    (ii) Any legend required by the laws of any other applicable jurisdiction.

               (d) In addition to such Investor's other available remedies, the Company shall pay to an Investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares (based on the closing price of the Common Stock on the date such Securities are submitted to the Company's transfer agent) delivered to the transfer agent subject to Section 4.2(a), $10 per Business Day (increasing to $20 per Business Day five (5) Business Days after such damages have begun to accrue) for each Business Day after such fifth Business Day until such certificate is delivered. Nothing herein shall limit such Investor's right to pursue actual damages for the Company's failure to deliver certificates representing any Shares as required by the transaction documents, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

          4.3 SECURITIES COMPLIANCE. The Company shall take all action necessary to comply with any federal or state securities laws applicable to the transactions contemplated hereunder.

     5. REGISTRATION RIGHTS.

          5.1 REGISTRABLE SHARES. As used herein the term "Registrable Security" means (a) each of the Shares, and (b) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clause (a) above; PROVIDED, HOWEVER, that with respect to any particular Registrable Security held by an Investor, such security shall cease to be a Registrable
Security when, as of the date of determination, (a) it has been effectively registered under the Securities Act and disposed of pursuant thereto, or (b) registration under the Securities Act is no longer required for the immediate public distribution of any particular Registrable Shares held by that Investor and its affiliates. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 5.

          5.2 MANDATORY REGISTRATION.

          (a) On or before the later of (i) 30 days following the Closing Date or (ii) five (5) business days after the Company's Form 10-KSB for the year ended December 31, 2004 is filed with the SEC, the Company shall prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415 (the "Required Filing Date"). The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Shares on Form S-3, in which case the Registration Statement shall be on another appropriate form in accordance herewith). The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the 120th day after the Closing Date (the "Effectiveness Date"), and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date when all Registrable Shares covered by the Registration Statement (a) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (b) may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Investors or (c) the second anniversary of the date on which the Registration Statement is declared effective (the "EFFECTIVENESS PERIOD") or such longer time as the Company may determine.

          (b) If: (i) the Registration Statement is not filed on or prior to its Required Filing Date (if the Company files a Registration Statement without affording the Investor the opportunity to review and comment on the same as required by Section 5.3(a), the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed", or not subject to further review, or (iii) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the required Effectiveness Date, or (iv) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Investors are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such cases 30 business days (which need not be consecutive days) in the aggregate during any 12-month period (any such failure or breach being referred to as an "EVENT") and for purposes of clause
(i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five business day period is exceeded, or for purposes of clause (iv) the date on which such 30 business day period is exceeded, being referred to as "EVENT DATE", then in addition to any other rights the Investors may have hereunder or under applicable law: (1) the Company shall issue to each Investor a number of warrants (the "Warrants"), as liquidated damages and not as a penalty, equal to 1% of the number of Registrable Securities purchased by such Investor pursuant to this Agreement then held by such Investor for the first month of an Event; and (2) on each subsequent monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall issue to each Investor a number of Warrants, as liquidated damages and not as a penalty, equal to 1% of the number of Registrable Securities purchased by such Investor pursuant to this Agreement then held by such Investor. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. The Warrants shall have an exercise price equal to 110% of the Purchase Price of the Shares and shall be exercisable for five (5) years from the date of issuance.

          (c) Notwithstanding the foregoing, if the Company shall furnish to the Investors a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would not be in the best interest of the Company for such registration statement to be filed, the Company shall have the right to defer taking such action with respect to such filing for a period of not more than thirty (30) days after the date of such certificate; PROVIDED, HOWEVER, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

          (d) In the event, the Investor fails to provide the Company with any information that is required to be provided in the Registration Statement with respect to such Investor pursuant to Section 5.3(k) within ten (10) days of receiving a request for such information from the Company, the Company shall send an additional request to the Investor (the "Additional Request") and in the event the Investor fails to respond to the Company within five (5) days of receipt of the Additional Request, the Company shall be entitled to exclude such Investor's Registrable Shares from the Registration Statement.

          5.3   COVENANTS  OF  THE  COMPANY   WITH   RESPECT  TO   REGISTRATION.

     The Company covenants and agrees as follows:

          (a) Not less than five business days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to the Investors copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such person), which documents will be subject to the review of such Investors within such five business days. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the holders of a majority of the Registrable Shares shall reasonably object in good faith based on the advice of counsel and the Company shall make reasonable efforts to address the objections raised. In the event the holders of a majority of the Registrable Shares object to any such filing pursuant to the previous sentence, then the Required Filing Date or Effectiveness Date, as the case may be, shall be extended by the number of days that elapse between the date the Company is notified of the objection until the day following the date the Company has been notified that such objection no longer exists.

          (b) Following the effective date of the  Registration  Statement under
Section 5.2, the Company  shall,  upon the request of the  Investors,  forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and other documents necessary or incidental to the public offering of the Registrable Shares, as shall be reasonably requested by the Investors to permit the Investors to make a public distribution of the Registrable Shares registered in connection with the Registration Statement.

          (c) The Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the Securities Act with respect to the disposition of all Shares covered by such Registration Statement during the period of time such Registration Statement remains effective;

          (d) The Company shall use its commercially reasonable efforts to register and qualify the Shares covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) During the period of time such Registration Statement remains effective, the Company shall notify each Investor of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) The Company shall use its commercially reasonable efforts to cause all such Registrable Shares registered hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

          (g) The Company shall provide a transfer agent and registrar for all Registrable Shares registered hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration; and

          (k) The obligations of the Company hereunder with respect to the Registrable Shares are subject to the Investors' furnishing to the Company such information concerning the Investors, the Registrable Shares and the terms of the Investors' offering of such Registrable Shares as are required to be included in the Registration Statement by Commission regulations or pursuant to a specific Commission comment on the Registration Statement.

          5.4 EXPENSES. All expenses incurred in effecting a registration pursuant to this Agreement (including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses) shall be borne by the Company. All transfer taxes, underwriting discounts and selling commissions applicable to the sale of the Registrable Shares shall be borne by the Investors thereof.

          5.5 INDEMNIFICATION. In the event any Registrable Shares are included in a Registration Statement under this Section 5:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, the partners, officers, directors, stockholders, members and managers of such Investor, each person, if any, who controls such Investor within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Investor, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 5.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Investor, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person.

               (b) To the extent  permitted by law,  each selling  Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person indemnified pursuant to this Section 5.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 5.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld or delayed); PROVIDED FURTHER that in no event shall any indemnity under this Section 5.5(b) exceed the net proceeds from the offering received by such Investor.

               (c) Promptly  after  receipt by an  indemnified  party under this
Section 5.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time after receipt of notice of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.5.

               (d) If the indemnification provided for in this Section 5.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; PROVIDED that in no event shall any contribution by an Investor under this Section 5.5(d) exceed the net proceeds from the offering received by such Investor. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The  obligations  of the  Company  and  Investors  under this
Section 5.5 shall survive the completion of any offering of Registrable Shares in a registration statement and the termination of this Agreement.

          5.6 SUSPENSION OF SALES.

               (a) With respect to the Registration  Statement filed pursuant to
Section 5.2, subject to the payment of any liquidated damages which may accrue pursuant to Section 5.2(b)(iv), the Company may suspend sales of Registrable Shares under such Registration Statement for a period of not more than ninety
(90) days in any twelve (12) month period with respect to such Registration Statement if, at any time the Company is engaged in confidential negotiations or other confidential business activities, the disclosure of which would be required if such sales were not suspended and the Board of Directors of the Company determines in good faith that such suspension would be in the Company's best interest at such time; PROVIDED, that the Company shall not be permitted to suspend such sales for more than ninety (90) days in any twelve (12) month period. In order to suspend sales pursuant to this Section 5.6(a), the Company shall promptly (but in any event within five (5) business days), upon determining to seek such suspension, deliver to each holder of Registrable Shares a certificate signed by an executive officer of the Company stating that the Company is suspending such filing pursuant to this Section 5.6(a). Each holder of Registrable Shares hereby agrees to keep confidential any information disclosed to it in any such certificate (including the fact that a certificate was delivered).

               (b) If the Company suspends such Registration Statement pursuant to Section 5.6(a) above, the Company shall, as promptly as practicable following the termination of the circumstances which entitled the Company to do so but in no event more than fifteen (15) days thereafter, take such actions as may be necessary to file or reinstate the effectiveness of such Registration Statement and/or give written notice to the selling Investors authorizing them to resume sales pursuant to such Registration Statement. If, as a result thereof, the prospectus included in such Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the selling Investors given pursuant to this Section 5.6(b), and the selling Investors shall make no offers or sales of Shares pursuant to such Registration Statement other than by means of such revised prospectus.

          5.7 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Shares granted to an Investor by the Company under this Section 5 may be transferred or assigned by an Investor to a transferee or assignee of such Registrable Shares that (i) is a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of an Investor, (ii) is an entity controlling, controlled by or under common control, or under common investment management, with an Investor, including without limitation a corporation, partnership or limited liability company that is a direct or indirect parent or subsidiary of the Investor, or (iii) is a transferee or assignee of not less than 50,000 shares of Registrable Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), PROVIDED that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the Shares with respect to which such registration rights are being transferred or assigned, and PROVIDED FURTHER that the transferee or assignee of such rights assumes the obligations of such Investor under this Section 5.

          5.8 REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit an Investor to sell Shares of the Company to the public without registration, the Company agrees to:

                    (a) Make and keep public information available, as those terms are used in SEC Rule 144, at all times;

                    (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                    (c) Furnish to any Investor, so long as the Investor owns any Registrable Shares, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration; and

                    (d) Undertake any additional actions reasonably necessary to maintain the availability of the use of Rule 144.

          5.9 DELAY OF REGISTRATION. No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

     6. CONDITIONS TO INVESTOR OBLIGATIONS AT CLOSING.

     The obligations of the Investors to purchase the Shares at the Closing are subject to the fulfillment on or prior to the Closing of each of the following conditions:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that any representations and warranties stated as being true and correct as of a date other than the date hereof shall be true and correct as of such other date.

          6.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          6.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state of the United States that are required in connection with the lawful issuance and sale of the Shares to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

          6.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings undertaken in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          6.5 ABSENCE OF LITIGATION. No proceeding challenging this Agreement or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted against the Company before any court, arbitrator or governmental body, agency or official and shall be pending.

          6.6 COMPLIANCE CERTIFICATE. The Company shall deliver to the Investors at the Closing, relating to the Investors' purchase of Shares, a certificate signed by the Chief Executive Officer of the Company stating that the Company has complied with or satisfied each of the conditions to the Investors' obligation to consummate the Closing set forth in Sections 6.1 through 6.5, unless waived in writing by the Investors.

          6.7 LEGAL PROHIBITION. The purchase of the Shares by the Investors shall not be prohibited by any law or governmental order or regulation.

     7. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

     The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

          7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor contained in Section 3 shall be true in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that any representations and warranties stated as being true and correct as of a date other than the date hereof shall be true and correct as of such other date.

          7.2 PERFORMANCE. Each Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          7.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state of the United States that are required in connection with the lawful issuance and sale of the Shares to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

          7.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings undertaken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     8. MISCELLANEOUS.

          8.1 SURVIVAL OF WARRANTIES. The warranties, representations, agreements, covenants and undertakings of the Company or the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          8.2 INCORPORATION BY REFERENCE. All Exhibits and Schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

          8.3 SUCCESSOR AND ASSIGNEES. All terms, covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any Shares) whether so expressed or not, subject to Section 5.7.

          8.4 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought. Failure of either party to exercise any right or remedy under this Agreement or any other agreement between the Company and the Investors, or otherwise, or delay by the Company or the Investors in exercising such right or remedy, will not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          8.5 GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

          8.6 NOTICES. All notices, requests, consents, demands, notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, or one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Services, all charges or postage prepaid, and properly addressed:

                           to the Company at:

                           Callisto Pharmaceuticals, Inc.
                           420 Lexington Avenue, Suite 1609
                           New York, New York 10170
                           Tel:  (212) 297-0010
                           Fax:  (212) 297-0020
                           Attention:  Chief Executive Officer

                           with a copy (which shall not constitute notice) to:

                           Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                           New York, New York 10018
                           Fax: (212) 930-9725
                           Attention: Jeffrey J. Fessler
               or to the Investors at the address set forth opposite each Investor's name on Exhibit A hereto or such other address as may be furnished in writing by a party hereto.

          8.7 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

          8.8 EFFECT OF HEADINGS. The section and paragraph headings herein are included for convenience only and shall not affect the construction hereof.

          8.9 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto and thereto constitute the entire agreement among the Company and the Investors with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

          8.10 PUBLICITY. Neither party shall originate any publicity, news release or other public announcement, written or oral, whether relating to the performance under this Agreement or the existence of any arrangement between the parties, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except where such publicity, news release or other public announcement is required by law or by Section 4.1; PROVIDED that, in such event, each such party shall (a) promptly consult the other party in connection with any such publicity, news release or other public announcement prior to its release; (b) promptly provide the other party a copy thereof; and (c) use commercially reasonable efforts to ensure that such portions of such information as may reasonably be designated by the other party are accorded confidential treatment by the applicable governmental entity.

          8.11 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

          8.12 INTERPRETATION. This Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          8.13 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          8.14 INDEPENDENT NATURE OF INVESTORS' OBLIGATIONS AND RIGHTS. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other

Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The decision of each Investor to purchase Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms and form of this Agreement for the convenience of the Company and not because it was required or requested to do so by the Investors.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written, by the duly authorized representatives of the parties hereto.

                                           CALLISTO PHARMACEUTICALS, INC.



                                           By: _________________________________

                                           Name:________________________________

                                           Title:_______________________________



                                               INVESTOR



                                               By:______________________________

                                   Schedule A

                         COMPANY SCHEDULE OF EXCEPTIONS

None

                                    EXHIBIT A


--------------------------------------------------------------------------------
                                                   Cash
                  Investor Name and              Investment          Number of
                    Notice Address                 Amount             Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Pharmaceutical/Medical
Technology Fund, L.P.                               $     380,000        250,000

Atlas Equity I, Ltd.                                      760,000        500,000

Orion Biomedical Fund, L.P.                               821,500.72     540,461

Orion Biomedical Offshore Fund, L.P.                      178,499.68     117,434

Alexandra Global Master Fund Ltd.                         760,000        500,000

Panetta Partners, Ltd.                                     38,000         25,000

Gary S. Jacob                                              25,000.96      16,448

Christoph Bruening                                         30,400         20,000

Daniel D'Agostino                                          25,000.96      16,448
                                                    ----------------   ---------

         Total                                          3,018,402.32   1,985,791